Exhibit 99.1

Atara Biotherapeutics Announces Second Quarter 2026 Financial Results and Operational Progress

Productive Type A Meeting with FDA for tabelecleucel

FDA guidance provided on resubmission of tabelecleucel BLA

Year over Year costs and operating expenses reduction of 87%

THOUSAND OAKS, Calif.--(BUSINESS WIRE)-- Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the second quarter 2026 and business updates.

“This was an important quarter for Atara. We and our partners, Pierre Fabre Pharmaceuticals (PFP), had a productive Type A meeting with the FDA where we confirmed the opportunity to resubmit the tabelecleucel BLA based on the existing Phase 3 single arm ALLELE trial. We are actively working with and supporting PFP in a resubmission that includes an updated dataset with additional patients and longer follow-up. Patients are still dying from EBV-driven PTLD, and we remain fully committed to ensuring that they have access to this new medicine,” said Cokey Nguyen, President and Chief Executive Officer of Atara. "We continue to believe that tab-cel has significant commercial potential in the US, and we have taken steps to control expenses with the goal of protecting and maximizing shareholder value and enhancing our strategic flexibility."

Tabelecleucel (tab-cel® or EBVALLO™) for Post-Transplant Lymphoproliferative Disease (PTLD)

As previously communicated, PFP has indicated they intend to submit an updated dataset with additional patients and longer follow-up from the pivotal Phase 3 single arm ALLELE study as well as supportive data. Atara anticipates providing a further regulatory update later this quarter.

Under its commercialization agreement with Pierre Fabre Laboratories, Atara is eligible to receive a $31 million milestone payment upon FDA approval of the tabelecleucel BLA, as well as significant double-digit tiered royalties as a percentage of net sales, and milestones related to commercial sales of EBVALLO.

Second Quarter 2026 Financial Results:

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Cash, cash equivalents and short-term investments as of June 30, 2026, totaled $9.9 million, as compared to $8.4 million as of March 31, 2026.

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Net cash used in operating activities was $3.3 million for the second quarter 2026, as compared to $7.4 million in the same period in 2025.
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Total revenues were $0.6 million for the second quarter 2026, as compared to $17.6 million for the same period in 2025. Total revenues decreased by $17.0 million year-over-year, primarily due to the accelerated recognition of deferred revenue in 2025 following the transition of development activities to Pierre Fabre Laboratories. As a result, less deferred revenue remained available for recognition in the comparative period.
•
Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $0.4 million for the second quarter 2026, as compared to $3.0 million for the same period in 2025.
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Research and development expenses were $1.3 million for the second quarter 2026, as compared to $7.3 million for the same period in 2025.
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Research and development expenses include $0.1 million of non-cash stock-based compensation expenses for the second quarter 2026, as compared to $0.7 million for the same period in 2025.
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General and administrative expenses were $3.8 million for the second quarter 2026, as compared to $6.5 million for the same period in 2025.
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General and administrative expenses include $0.3 million of non-cash stock-based compensation expenses for the second quarter 2026, as compared to $2.1 million for the same period in 2025.
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Atara reported a net loss of $4.8 million, or ($0.32) basic and diluted loss per share, for the second quarter 2026, as compared to net income of $2.4 million, or $0.20 basic earnings per share and $0.19 diluted earnings per share, for the same period in 2025.

2026 Outlook and Cash Runway:

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Operating expenses are expected to decline significantly year-over-year, reflecting the full-year benefit of cost-reduction initiatives implemented in 2025 and first half of 2026.
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Atara expects its cash, cash equivalents, and short-term investments as of June 30, 2026, combined with operating efficiencies achieved in 2025 and first half of 2026, will be sufficient to fund planned operations into mid-2027.

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel, including the timing of PFP’s resubmission, the potential characteristics and benefits of tab-cel, and the results of, and prospects for bringing tab-cel to U.S. patients with EBV+ PTLD, the global partnership with Pierre Fabre Medicament involving tab-cel, and the potential financial benefits to Atara as a result of the global partnership with Pierre Fabre Medicament, including the receipt, timing and amount of any payments to be received by Atara thereunder; and (2) Atara’s cash runway, receipt of potential milestone payments, and estimated reduction in operating expenses, including Atara’s ability to fund its planned operations into mid-2027. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to FDA’s review of tab-cel, including the risk that a resubmission of the tab-cel BLA may not address the deficiencies identified in the Complete Response Letter received on January 9, 2026 or other issues that may be raised by the FDA on review; the fact that PFP, and not Atara, holds the tab-cel BLA and controls the timing, content and strategy of any resubmission and related FDA interactions, and Atara's ability to influence the resubmission process is limited; Atara’s ability to access capital, and the sufficiency of Atara’s cash resources and access to additional capital on favorable terms or at all; and other risks and uncertainties affecting Atara, including those discussed in Atara’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Atara’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$3,221	$8,482
Short-term investments	6,652	-
Accounts receivable	318	1,253
Other current assets	3,339	2,477
Total current assets	13,530	12,212
Property and equipment, net	41	73
Operating lease assets	6,688	7,064
Other assets	765	886
Total assets	$21,024	$20,235

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$824	$127
Accrued compensation	699	1,271
Accrued research and development expenses	57	82
Deferred revenue	775	716
Liability related to the sale of future revenues – current portion	1,032	9,750
Other current liabilities	3,460	2,976
Total current liabilities	6,847	14,922
Operating lease liabilities – long-term	8,782	9,347
Liability related to the sale of future revenues – long-term	40,506	32,673
Other long-term liabilities	1,885	1,795
Total liabilities	58,020	58,737

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock—$0.0001 par value, 500,000 shares authorized as of June 30, 2026 and December 31, 2025; 9,443 and 7,324 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	1,993,849	1,983,361
Accumulated other comprehensive income (loss)	(2)	1
Accumulated deficit	(2,030,844)	(2,021,865)
Total stockholders’ equity (deficit)	(36,996)	(38,502)
Total liabilities and stockholders’ equity (deficit)	$21,024	$20,235

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive (Loss)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Commercialization revenue	$630	$17,575	$1,146	$115,724
Costs and operating expenses:
Cost of commercialization revenue	191	554	315	20,993
Research and development expenses	1,345	7,310	1,509	34,743
General and administrative expenses	3,814	6,514	7,411	17,989
Total costs and operating expenses	5,350	14,378	9,235	73,725
Income (loss) from operations	(4,720)	3,197	(8,089)	41,999
Other income (expense), net:
Interest income	78	143	132	379
Interest expense	(191)	(972)	(1,021)	(1,989)
Other income (expense), net	—	22	—	11
Total other income (expense), net	(113)	(807)	(889)	(1,599)
Income (loss) before provision for (benefit from) income taxes	(4,833)	2,390	(8,978)	40,400
Provision for (benefit from) income taxes	1	3	1	3
Net income (loss)	$(4,834)	$2,387	$(8,979)	$40,397
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	(2)	—	(3)	(8)
Comprehensive income (loss)	$(4,836)	$2,387	$(8,982)	$40,389

Basic (loss) earnings per common share	$(0.32)	$0.20	$(0.62)	$3.52
Diluted (loss) earnings per common share	$(0.32)	$0.19	$(0.62)	$3.49

Basic and diluted weighted-average shares outstanding	15,033	12,197	14,560	11,484
Diluted weighted-average shares outstanding	15,033	12,310	14,560	11,576

Investor and Media Relations
Amber Daugherty
Sr. Director, Strategy and Operations
adaugherty@atarabio.com